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                              [LETTERHEAD OF AISI]


                                                               November 22, 2002

American Trans Air, Inc.
7337 West Washington Street
Indianapolis, IN 46251




                  Re:      American Trans Air, Inc.
                           Pass Through Trust Certificates,
                           Series 2002-1

Ladies and Gentlemen:

                  We consent to the reference to our name in the text under the headings "Description of the Aircraft and the Appraisals," "Experts," "Appendix I - Glossary" and "Appendix II - Appraisal Letters" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission relating to the above-captioned offering and to the inclusion in the Registration Statement of the report prepared by us with respect to the Aircraft referred to therein.

                                                          Sincerely,

                                                          /s/ John D. McNicol

                                                          John D. McNicol
                                                          Vice President
                                                          Appraisals & Forecasts